Exhibit 99.1

News Release	Contact:	Barbara Thompson
For Immediate Release		919.716.2716
Jan. 1, 2020		First Citizens Bank

FIRST CITIZENS BANK COMPLETES MERGER WITH
ENTEGRA FINANCIAL CORP., ENTEGRA BANK

RALEIGH, N.C. - First-Citizens Bank & Trust Company (First Citizens Bank) announced that its acquisition of Entegra Financial Corp. (Entegra) was effective yesterday (Dec. 31).

Frank B. Holding Jr., chairman and CEO of First Citizens Bank, said: “We are pleased to welcome the customers and associates of Entegra Bank as we build on our foundation in Western North Carolina, Upstate South Carolina and North Georgia. The merger will allow us to better serve customers across these markets with a wide range of financial products and services, while maintaining the exceptional service they expect.”

The 18 Entegra branch offices will initially operate as Entegra Bank, a division of First Citizens Bank. Entegra customers should continue to bank as they normally do at their existing branches. At a later date, Entegra Bank accounts based at 15 branches will be converted to First Citizens Bank’s systems.

In addition, within six months, as required by the Department of Justice, three Western North Carolina Entegra branches - Holly Springs (30 Hyatt Road, Franklin, N.C.), Highlands (473 Carolina Way, Highlands, N.C.) and Sylva (498 East Main, Sylva, N.C.) - are being sold to Select Bank & Trust Company (Select Bank) of Dunn, N.C. These three branches are being divested as required under agreements with the Department of Justice and the Federal Reserve following their competitive market analysis. Customers of these three branches will receive information from Select Bank at a later date about the transition of their accounts.

At this time, all Entegra Bank customers should continue to bank as usual. They should use their current checks and cards. They will continue to have the same online and mobile access to their accounts. Customers with questions about their accounts can contact a representative at any of the Entegra Bank division branches or call 800.438.2265, between 7:30 a.m. and 5:30 p.m., Monday-Thursday; 7:30 a.m. and 6 p.m., Friday, Eastern time. For questions about First Citizens Bank, they can call the First Citizens Customer Care Center, 888.323.4732, between 7 a.m. and 11 p.m. Eastern time daily.

Founded in 1898 and headquartered in Raleigh, N.C., First Citizens Bank serves customers at more than 550 branches in 19 states. First Citizens Bank is a wholly owned subsidiary of First Citizens BancShares, Inc. (First Citizens) (Nasdaq: FCNCA), which has $37 billion in assets. For more information, call toll free 1.888.FC DIRECT (1.888.323.4732) or visit www.firstcitizens.com. First Citizens Bank. Forever First®.

Cautionary Notes Regarding Forward-Looking Statements

Certain of the statements made in this Press Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” and “estimate,” and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. Forward-looking statements include statements about the benefits to First Citizens Bank of the merger with Entegra and Entegra Bank (collectively, the Merger), First Citizens’ future financial and operating results, plans, objectives

Exhibit 99.1

and intentions. Forward-looking statements also include statements about when the sale of three Entegra branches to Select Bank (the Branch Divestiture) will be completed. All forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements, including, among others, (1) disruption from the Merger, or recently completed mergers, and the Branch Divestiture with customer, supplier or employee relationships, (2) uncertainties as to the timing of the Branch Divestiture, (3) the risk that the Branch Divestiture may not be completed in a timely manner or at all, (4) the possibility that the amount of the costs, fees, expenses and charges related to the Merger or the Branch Divestiture may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities, (5) reputational risk and the reaction of the parties’ customers to the Merger and the Branch Divestiture, (6) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (7) general competitive, economic, political and market conditions, and (8) difficulties experienced in the integration of the businesses. Additional factors which could affect the forward-looking statements can be found in reports filed with the Securities and Exchange Commission (SEC) by First Citizens and Entegra and available on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, neither First Citizens nor Entegra undertake any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

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